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                                                                   EXHIBIT 23.08

                          CONSENT OF DESIGNEE FOR THE
                             BOARD OF DIRECTORS OF
                           DAEDALUS ENTERPRISES, INC.


  The undersigned designee for the Board of Directors of Daedalus Enterprises, Inc. hereby consents to serve as a director of said corporation upon the consummation of the combination of Daedalus Enterprises, Inc., DEI Merger Sub, Inc. and S. T. Research Corporation, and to be named as such designee in the Registration Statement on Form S-4 of Daedalus Enterprises, Inc. The undersigned designee also consents to the statements concerning him in said Registration Statement.


                                                            /s/ S. R. Perrino